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                                                                  Exhibit (p)(2)

                             BANK OF OKLAHOMA, N.A.
                        INVESTMENT COMPANY CODE OF ETHICS


STATEMENT OF GENERAL PRINCIPLES

It is the policy of Bank of Oklahoma, N.A. (BOK) that Portfolio Managers, Investment Personnel and Access Persons should (1) at all times place the interests of the American Performance Funds shareholder first; (2) conduct all personal securities transactions in a manner that is consistent with the Code of Ethics and avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that BOK personnel should not take inappropriate advantage of their positions.

DEFINITIONS

(1) Portfolio Managers have the responsibility and authority to make decisions about fund investments. For BOK, the corresponding individuals would be Fund Managers.
(2) Investment Personnel includes Portfolio Managers as defined above, as well as managers of individual account portfolios and the analysts and traders who provide information and advice to a Portfolio Manager or who help execute the portfolio manager's decisions. For BOK, the corresponding individuals would be Fund Managers and Investment Officers of individual account portfolios.
(3) Access Persons include Portfolio Managers and Investment Personn el as defined above, as well as any director, officer, or employee of BOK who, in the course of their normal workplace duties, obtain information about a Fund's purchases or sales of securities.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940 and reflects the recommendations of the Investment Company Institute's Guidelines on Personal Investing.

Portfolio Managers, Investment Personnel, or Access Persons shall not in the connection with the purchase or sale by such person of a security "held or to be acquired" by any investment portfolio (A "Fund") of the American Performance Funds (the "Trust") commit the following:

(1)      Employ a device, scheme or artifice to defraud a Fund;
(2) Make to a Fund any untrue statement of a material fact or omit to state to a Fund or the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund or the Trust; or
(4) Engage in any manipulative practice with respect to a Fund or the Trust.

A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund, or the investment adviser for a Fund (BOK) for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

INVESTMENT CODE OF ETHICS
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SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.       Initial Public Offerings/Private Placements

         All Investment Personnel shall, prior to purchasing securities in an initial public offering or private placement:

         a. Obtain the prior written approval(1) of the Investment Management Group Manager and Trust Counsel;

         b. Disclose the investment when they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, and refer the decision to purchase securities of the issuer to the Investment Management Group Manager.

2. Other Restrictions on Specific Investments - Good Until Cancelled Sell Stops, Covered Calls, Equity Puts(2)

         The following conditions must be satisfied prior to purchasing or selling any of these types of investments:

         a. The securities in question (subject to the sell stop, put or call) are not "held or to be acquired" (as that term has been previously defined) by a Fund;
         b. Preclearance is obtained, with special consideration as to the stock's trading volume.
         c. The securities have been held at least 60 days, and are not to be purchased within the blackout periods as defined below.

3.       Blackout Periods

         a.       Same Day
                  All Access Persons are prohibited from executing a securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged.

         b.       Seven Day
                  Portfolio Managers are prohibited from buying or selling a security within at least seven (7) calendar days before and after the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed periods will be disgorged.

4.       Ban on Short-Term Trading Profits

         All Investment Personnel are prohibited from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent)

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(1) Copies of the approval, and the rationale for the approval, shall be forwarded to the Trust Compliance Officer to be retained with the duplicate copy of the trade confirmation.
(2) These are interpretations, resulting from specific questions from a Portfolio Manager.

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INVESTMENT CODE OF ETHICS

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES - continued

         securities within 60 calendar days. Any profits realized on trades within the proscribed periods will be disgorged.(3)

5.       Gifts

         All Investment Personnel are prohibited from receiving any gift or other thing of more than $100 value from any person or entity that does business with or on behalf of a Fund.

6.       Service as a Director

         All Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior authorization from BOK's and the Trust's Board of Directors.

DISCLOSURE AND REPORTING REQUIREMENTS

1.       Preclearance

         All Access Persons are required to preclear all transactions in securities in which the person has or by reason of the transaction acquires any direct or indirect beneficial ownership.(4) ("Personal Securities") with Trust Compliance Officer or Trust Counsel. The Chief Investment Officer may approve transactions other than his/her own.

2.       Records of Personal Securities Transactions

         Portfolio Managers, Investment Personnel and Access Persons are required to direct their brokers to provide the Trust Compliance Officer, on a timely basis, duplicate copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) and shares of registered open-end investment companies(5). Also, transactions in the BOk 401(k) Plan are

INVESTMENT CODE OF ETHICS

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(3) Note: This prohibition applies regardless of portfolio holdings or securities transactions of a Fund.
(4) Beneficial ownership of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should be apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship agreement or other arrangement, he obtains from such ownership. He should also consider himself the beneficial owner of securities if he can invest or revest title in himself now or in the future. However, if the person subject to the Code does not have any direct or indirect influence or control over the securities/accounts in question, such securities/accounts are not subject to the Code.
(5) For Access Persons, all funds that are money market funds, or that limit their investments to certain money market instruments, certain U.S. Government securities and securities of other mutual funds are also exempt from the transaction and holdings reporting requirements.

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
DISCLOSURE AND REPORTING REQUIREMENTS - Continued

         exempt from reporting since the options involve registered open-end investment companies and BOk Financial Corp. The BOk 401(k) Plan reporting exemption will not apply in the future if the investment options are amended to permit the purchase of other securities.

3.       Disclosure of Personal Holdings

         All Access Persons are required to disclose all Personal Securities holdings on commencement of employment(6) and thereafter on an annual basis(7).

4.       Certification of Compliance with Code of Ethics

         All Access Persons are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all Personal Securities transactions required to be disclosed or reported.

COMPLIANCE PROCEDURES

In order to provide BOK with information to enable it to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by all Access Persons:

1. The Trust Compliance Officer shall notify each Access Person of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person.

2. Each Access Person shall submit to the Trust Compliance Officer or an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Trust Compliance Officer within ten (10) calendar days after year-end.

3. Each Access Person shall submit to the Trust Compliance Officer within ten (10) days of commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Holdings. The annual report shall be filed with the Trust Compliance Officer within ten (10) calendar days after year-end.

4. Each Access Person shall submit to the Trust Compliance Officer on a quarterly basis, reports in the form prescribed in Exhibit C, Personal Securities Transactions. The quarterly reports shall be filed with the Trust Compliance Officer within ten (10) calendar days after quarter-end.


INVESTMENT CODE OF ETHICS

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(6) An access person must provide such a list no later than 10 days after he/she becomes an access person.
(7) An access person must provide a report that is current as of a date no more than 30 days before the report is submitted.

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

COMPLIANCE PROCEDURES - continued

     Decisions regarding the pre-c learance of all securities transactions for Access Persons shall be documented in writing by the Trust Compliance Officer or Trust Counsel. Access Persons shall make arrangements with their broker to provide the Trust Compliance Officer, on timely basis, with copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts.

6.       The Trust Compliance Office shall report to the BOK Board of Directors:
         (a) at the next meeting following the receipt of the annual report of holdings or quarterly report of securities transactions, the results of the review.
         (b)      any apparent violation of the reporting requirements.

7. The BOK Board of Directors shall consider reports made to it and shall determine whether t he policies established in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this policy at least annually or as dictated by changes in applicable securities regulation.

8. At least once per year, the BOK Board must provide the Board of the Trust with a written report detailing the following:

         (a) issues that arose during the previous year under the Code or procedures applicable to BOK, including, but not limited to, material code or procedural violations and any sanctions imposed as a result of those sanctions; and
         (b) certification that BOK has adopted procedures reasonably necessary to prevent Access Personnel from violating the Code.

9. This Code of Ethics, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report by the parties covered in the Code, any written report prepared by the Trust Compliance Officer, and lists of all persons required to make reports shall be preserved with BOK for the period required by Rule 17j-1 under the Investment Company Act of 1940.

10. Any material change made to the Code must be approved by the Board of the Trust within six months after the change is made. Such approval must be based upon a determination that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.


Adopted as amended April 25, 2000
Originally adopted October 19, 1994



                                                       The Board of Directors
                                                       Bank of Oklahoma, N.A.

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                                                                       Exhibit A

                        INVESTMENT COMPANY CODE OF ETHICS
                       ANNUAL CERTIFICATION OF COMPLIANCE


Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics, dated October 19, 1994.

As an Access Person I certify that I have read and understand the Investment Company Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.


                  Signature                                            Date


                  Print Name

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                                                                       Exhibit B

                        INVESTMENT COMPANY CODE OF ETHICS
                       PERSONAL SECURITIES HOLDINGS REPORT
                      For the Calendar Year Ending XX/XX/XX

Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics, dated October 19, 1994.

To Compliance Officer:

As an Access Person, I am disclosing the following information regarding my personal securities holdings to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificate of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies

1. I certify that I have no personal securities holdings that require reporting for the year end XX/XX/XX.

                  Signature                             Date


                  Print Name


2. I certify that the following personal securities holdings which require reporting by me are accurate and complete for the year ending XX/XX/XX.

                            Security              No. Of Shs/
                              Name                Principal Amount



                  Signature                             Date


                  Print Name

3. I certify that the following brokers, dealers and banks are the only institutions at which personal securities are maintained for my direct or indirect benefit:

                  Broker/Dealer/Bank




                  Signature                             Date


                  Print Name

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                                                                       Exhibit C


                        INVESTMENT COMPANY CODE OF ETHICS
                     PERSONAL SECURITIES TRANSACTIONS REPORT
                    For the Calendar Quarter Ending XX/XX/XX


Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics, dated October 19, 1994.

To Compliance Officer:

As an Access Person, I am disclosing the following information regarding my personal securities to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report transactions in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificate of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies

1. I certify that I have not made any purchases or sales of personal securities that require reporting for the quarter ending XX/XX/XX.

                  Signature                             Date


                  Print Name


2. I certify that the following personal securities transactions which require reporting were made by me within the quarter ending XX/XX/XX.

         Interest Rate/    Date of      Purchase/   Security   No. Of Shs/   Price    Total   Broker or Bank
         Maturity Date     Transaction  Sale        Name       Prin. Amt                      Executing Trade





                  Signature                             Date


                  Print Name

3. I certify that in the quarter ending XX/XX/XX, I established no account at which personal securities were held for my direct or indirect benefit other than as shown below.

                  Broker/Dealer/Bank




                  Signature                             Date


                  Print Name

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